UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2006

SEROLOGICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26126	58-2142225
(State or Other Jurisdiction	(Commission File	(IRS Employee
of Incorporation)	Number)	Identification No.)

5655 Spalding Drive, Norcross, GA		30092
(Address of Principal Executive Offices)		(Zip Code)

(678) 728-2000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On May 2, 2006, Upstate Group, L.L.C. (“Upstate”), a wholly-owned subsidiary of Serologicals Corporation (“Serologicals”), consummated its previously announced agreement to acquire all the issued and outstanding common stock of Linco Research, Incorporated (“LRI”) and LINCO Diagnostic Services, Inc. (“LDS”). In connection with such acquisition, Serologicals entered into an Employment Agreement and a Non-Compete, Non-Solicitation and Non-Disclosure Agreement (the “Non-Competition Agreement”) with Rick L. Ryan.

Pursuant to the Employment Agreement, Mr. Ryan will serve as the President of LRI and LDS, will earn a base salary of $250,000 per annum, and will be a member of the Serologicals Executive Operating Committee, reporting to the President and Chief Executive Officer of Serologicals. He will also be eligible for bonuses, salary review and participation in equity-based incentive compensation programs on a basis consistent with other senior level executives of the Company. Mr. Ryan is eligible to receive 12 months severance if his employment with the Company terminates without “Cause” (as defined in the Employment Agreement).

Pursuant to the Employment Agreement and the Non-Competition Agreement, Mr. Ryan is restricted from competing with LRI and LDS for a period beginning on May 2, 2006 and ending on the later to occur of:

• one year following the termination of his employment with LRI and LDS and;

• May 2, 2008, with respect to that portion of the business of LRI and LDS consisting of the supply of antibodies, reagents and kits for diagnostics and May 2, 2010 with respect to the remainder of the business of LRI and LDS.

During this period, Mr. Ryan will be prohibited from, directly or indirectly (such as having an ownership interest in a business), competing with LRI and LDS anywhere in the world by engaging in a business involved in: (i) supplying antibodies, reagents and kits for diagnostics; (ii) supplying antibodies, reagents and kits for non-clinical research; (iii) providing research assay services, using radioimmunoassay (RIA), ELISA and multiplexing platform technologies; and (iv) providing regulatory compliant bioanalytical and contract services in the fields of protein assays, biomarker identification, method validation and assay development for the Pharmaceutical and Biotech industries, using radioimmunoassay (RIA), ELISA and multiplexing platform technologies.

Item 2.01                                             Completion of Acquisition or Disposition of Assets

The acquisition of LRI and LDS was effected pursuant to that certain Stock Purchase Agreement, dated as of March 23, 2006 (the “Stock Purchase Agreement”), among Upstate and The Ronald L. Gingerich Revocable Living Trust dated May 23, 1995 (the “Trust”) and Mr. Ronald L. Gingerich. Pursuant to the Stock Purchase Agreement, Upstate paid the Trust approximately $47.9 million, representing the adjusted base purchase price of $65.2 million, less approximately $4.5 million, which was placed in escrow to secure the Trust’s indemnification obligations to Upstate, and $12.8 million, which was applied to the repayment of the indebtedness of LRI and LDS and to payment of transaction costs.

Simultaneously with the closing of the acquisition of LRI and LDS, Upstate purchased three parcels of improved real estate that were leased by LRI and LDS. Upstate acquired the real estate pursuant to a definitive Purchase and Sale Agreement with Paragon Properties, L.C., an affiliate of Mr. Ronald L. Gingerich. Upstate paid approximately $10.3 million for such real estate.

The description of the Stock Purchase Agreement and the Purchase and Sale Agreement and the related transactions is qualified in its entirety by reference to the definitive Stock Purchase Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Serologicals on March 27, 2006, and the definitive Purchase and Sale Agreement, a copy of which is attached as Exhibit 2.2 to such Current Report on Form 8-K.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

On May 2, 2006, Serologicals entered into a new $100 million credit agreement with a bank syndicate consisting of a $50 million six-year term loan and a $50 million six-year revolving credit facility, which replaced Serologicals’ existing $45 million revolving credit facility. Serologicals used the proceeds of the $50 million term loan, $25.0 million advanced pursuant to the revolving credit facility and cash on hand to finance the acquisition of LRI and LDS. The term loan is repayable in twenty-three consecutive quarterly principal installments commencing on September 30, 2006, as follows:  three installments each in the amount of $1,666,666.67; four installments each in the amount of $1,250,000.00; eight installments each in the amount of $1,875,000.00; four installments each in the amount of $2,500,000.00; and four installments each in the amount of $3,750,000.00. Loans under the credit agreement bear interest payable quarterly at a floating rate of interest determined by reference to a base rate or to Eurodollar interest rates, plus a margin. The margin, determined from a price grid in the credit agreement, on base rate loans ranges from 0.875% to 0.0%. The margin on Eurodollar loans ranges from 1.875% to 1.0%. Serologicals is required to pay a commitment fee with respect to the unused amount of the revolving credit facility ranging from 0.450% to 0.225%. The applicable margins and commitment fees are subject to adjustment on future adjustment dates based on the consolidated leverage ratio of Serologicals on the adjustment dates. Serologicals’ obligations under the credit agreement have been guaranteed by all of its U.S. subsidiaries. Serologicals’ obligations and the subsidiaries’ guarantees are secured by substantially all of their respective personal property. The credit agreement contains certain financial covenants that require the maintenance of a minimum fixed charge coverage ratio and maximum leverage and senior debt ratios. Furthermore, under the terms of the credit agreement there are covenants imposing limitations on indebtedness, liens, acquisitions and other investments, disposition of property, repurchasing common stock and Serologicals’ ability to pay dividends.

Serologicals may at any time and from time to time prepay the indebtedness outstanding under the credit agreement, in whole or in part, without premium or penalty. Serologicals believes that Millipore Corporation will cause it to repay such indebtedness simultaneously with the closing of the transaction contemplated by the previously announced Agreement and Plan of Merger, dated April 25, 2006, by and among Millipore Corporation, Charleston Acquisition Corp. and Serologicals Corporation.

The description of the credit agreement is qualified in its entirety by reference to the definitive Amended and Restated Credit Agreement, dated May 2, 2006, among Serologicals, the Lenders party thereto, the Co-Documentation Agents and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Item 9.01                                             Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

None

(b) Pro Forma Financial Statements

None

(c) Shell Company Transactions

None

(d) Exhibits

1.1                                 Employment Agreement, dated March 23, 2006, between Serologicals Corporation and Rick L. Ryan.

1.2                                 Non-Compete, Non-Solicitation and Non-Disclosure Agreement, dated May 2, 2006, between Rick L. Ryan and Linco Research, Incorporated and LINCO Diagnostic Services, Inc.

2.1                                 Amended and Restated Credit Agreement, dated May 2, 2006, among Serologicals, the Lenders party thereto, the Co-Documentation Agents and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent.

99.1                           Press Release issued by Serologicals Corporation on May 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEROLOGICALS CORPORATION

	By:	/s/ HAROLD W. INGALLS

	Name:	Harold W. Ingalls
	Title:	Vice President of Finance and Chief Financial Officer

Date: May 5, 2006

EXHIBIT INDEX

Number	Description

1.1	Employment Agreement, dated March 23, 2006, between Serologicals Corporation and Rick L. Ryan.
1.2	Non-Compete, Non-Solicitation and Non-Disclosure Agreement , dated May 2, 2006 between Rick L. Ryan and Linco Research, Incorporated and LINCO Diagnostic Services, Inc.
2.1

Amended and Restated Credit Agreement, dated May 2, 2006, among Serologicals, the Lenders party thereto, the Co-Documentation Agents and Syndication Agent named therein and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release issued by Serologicals Corporation on May 2, 2006.